Exhibit 32.1
CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

    I, Ian Bickley, the Executive Chairman & Interim Chief Executive Officer of Vera Bradley, Inc., certify that (i) the quarterly report on Form 10-Q for the fiscal quarter ended August 2, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Vera Bradley, Inc. as of the dates and for the periods set forth therein.

/s/ Ian Bickley
Ian Bickley
Executive Chairman & Interim Chief Executive Officer

September 11, 2025
Date

    I, Martin Layding, the Chief Financial Officer of Vera Bradley, Inc., certify that (i) the quarterly report on Form 10-Q for the fiscal quarter ended August 2, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Vera Bradley, Inc. as of the dates and for the periods set forth therein.

/s/ Martin Layding
Martin Layding
Chief Financial Officer

September 11, 2025
Date